SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2003

CHEMUNG FINANCIAL CORPORATION
(Exact name of Registrant as Specified in Charter)
New York	0-13888	16-123703-8
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, New York	14901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (607) 737-3711

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

Exhibit No.
99.1	News Release dated July 15, 2003

Item 9.	Regulation FD Disclosure

On July 15, 2003, Chemung Financial Corporation announced its results of operations for the fiscal quarter ending June 30, 2003. The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99 hereto. This information is being furnished pursuant to Item 12 of Form 8-K and is being presented under Item 9 as provided in the Commission's final rule; interim guidance regarding Form 8-K Item 11 and Item 12 filing requirements (Release No. 34-47583).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

Dated: July 15, 2003	By:	/s/Jan P. Updegraff
President and Chief Executive Officer